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                                  EXHIBIT 21.1
               SUBSIDIARIES OF STEWART & STEVENSON SERVICES, INC.

         The following list sets forth the name of each subsidiary of the Company, which is also the name under which such subsidiary does business:

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                                                             Jurisdiction of
                                                             Incorporation
                                                             Or Organization
                                                             ---------------
C. Jim Stewart & Stevenson, Inc.                             Delaware
CPS International, Inc.                                      Panama
Creole Stewart & Stevenson, Inc.                             Delaware
IPSC Co., Inc.                                               Arkansas
PAMCO Services International, Inc.                           Delaware
Sierra Detroit Diesel Allison, Inc.                          Nevada
Stewart & Stevenson Capital Corporation                      Texas
Stewart & Stevenson Development Services, Inc.               Delaware
Stewart & Stevenson International, Inc.                      Delaware
Stewart & Stevenson International Sales, Inc.                Barbados
Stewart & Stevenson Operations, Inc.                         Delaware
Stewart & Stevenson Overseas, Inc.                           Texas
Stewart & Stevenson Petroleum Services, Inc.                 Delaware
Stewart & Stevenson Power, Inc.                              Delaware
Stewart & Stevenson Project Services, Inc.                   Delaware
Stewart & Stevenson Realty Corporation                       Texas
Stewart & Stevenson Technical Services, Inc.                 Delaware
Stewart & Stevenson Transportation, Inc.                     Texas
Stewart & Stevenson Tactical Vehicle Systems, LP             Delaware
Stewart & Stevenson Tug, LLC                                 Delaware
Stewart & Stevenson TVS, Inc.                                Delaware
Stewart & Stevenson (U.K.) Limited                           Scotland
Stewart & Stevenson Vehicle Services, Inc.                   Delaware
TVS Holdings, Inc.                                           Delaware
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